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                                                                     EXHIBIT 8.1

                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

(213) 620-1780                                                   W12-80497

                                November 15, 2001


Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067

          Re:  Equity Security Units (Registration Statement 333-71290)
               --------------------------------------------------------


Ladies and Gentlemen:

          We have acted as tax counsel to Northrop Grumman Corporation, a Delaware corporation (the "Company"), in connection with its issuance of equity security units ("Equity Security Units") initially consisting of (a) contracts to purchase shares of common stock of the Company ("Purchase Contracts") and (b) five year senior notes of the Company ("Senior Notes").

          In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the above-captioned Registration Statement on Form S-3 filed October 10, 2001 with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Registration Statement); (ii) the Prospectus of the Company that was included in the Registration Statement on Form S-3, as declared effective by the Commission on October 26, 2001 (the "Prospectus"); (iii) the form of Indenture between the Company and JPMorgan Chase Bank, as trustee, relating to the Senior Notes; and (iv) the form of Purchase Contract Agreement between the Company and JPMorgan Chase Bank, as purchase contract agent, relating to the Purchase Contracts.

          We have also participated in the preparation of the Prospectus Supplement for the offering of equity security units dated November 15, 2001 and forming a part of the Registration Statement (the "Prospectus Supplement"). In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

          Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Equity Security Units set forth in the Registration Statement, the Prospectus and the Prospectus Supplement and certain other documents; (ii) the conformity of the Equity Security Units to the terms set forth

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Northrop Grumman Corporation
November 15, 2001
Page 2


in the Registration Statement, the Prospectus and the Prospectus Supplement; and
(iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to the issuance of the Equity Security Units will be consummated in the manner contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement.

          Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

          1. The discussion in the Prospectus Supplement under the heading "U.S. Federal Income Tax Consequences" constitutes, in all material respects, a fair and accurate summary of the matters addressed therein, based on the assumptions stated or referred to therein; and

          2. The Senior Notes will be treated as indebtedness of the Company for U.S. federal income tax purposes.

          We express no opinion concerning any tax consequences associated with the Equity Security Units other than those specifically set forth herein.

          Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Equity Security Units, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. We also note that there is no authority directly on point dealing with securities such as the Equity Security Units or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position.

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Northrop Grumman Corporation
November 15, 2001
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          This opinion is furnished to you solely for your benefit in connection with the offering of the Equity Security Units and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "U.S. Federal Income Tax Consequences" in the Prospectus Supplement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                                     Very truly yours,



                                     /s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP